LICENSE AGREEMENT

This LICENSE AGREEMENT (the “Agreement”) is made and entered into on this 14 day of February 2019 (“Effective Date”) by and between NewBridge Global Ventures, Inc., a Delaware Corporation (“NB”) and Ecoxtraction, LLC, a Louisiana Limited Liability Company (“ECO”).

RECITALS

WHEREAS, ECO owns certain intellectual property relating to cannabis extraction technology, and ECO licenses from Hydro Dynamics, Inc. (“Hydro”), certain additional intellectual property relating to cannabis extraction technology;

WHEREAS, ECO and NB are entering into an Asset Purchase Agreement (“APA”);

WHEREAS pursuant to the APA, ECO wishes to grant NB certain non-exclusive and exclusive licenses to the extraction technology; and

NOW THEREFORE, in consideration of the mutual covenants and undertakings of the Parties, and for good and valuable consideration, receipt of which is hereby acknowledged, the Parties agree as follows:

1Definitions

(a)“HD License” means the March 26, 2018 license agreement between ECO and Hydro Dynamics, Inc., which is attached as Schedule A.

(b)“HD IP” means the intellectual property rights of Hydro Dynamics, Inc. granted to ECO under the HD License.

(c)“Improved IP” means the intellectual property for improvements to the Owned Patent, the HD IP, or Know-How, conceived or developed by ECO, whether or not such improvements are patented, and whether or not such improvements are solely or jointly owned.

(d)“Know-how” means ECO’s proprietary information and/or trade secrets relating to the technology described in the Owned Patents, including ECO’s Clean Energy Wave (CEW) technology, existing as of the Effective Date.

(e)“NewBridge Field of Use” means the extraction, marketing, and sale of oil, cannabinoids, terpenes, and other compounds from cannabis sativa, cannabis indica, and cannabis ruderalis, including marijuana and hemp, extracted utilizing the Water Extraction IP.

For the avoidance of doubt, the “NewBridge Field of Use” does not include: (i) the manufacture, sale, rental, or leasing of equipment utilizing or incorporating the Water Extraction IP; (ii) the further research and development of the Water Extraction IP; or

(iii) any action which would be inconsistent with ECO’s rights and obligations under the HD License.

(f)“Owned Patent” mean U.S. Application Serial No. 15/240,450, entitled, “Method And Apparatus For Extracting THC And Other Compounds From Cannabis Using Controlled Cavitation”, together with any patent that issues based in any part upon the foregoing patent(s) or patent application(s), any foreign applications and foreign patents corresponding thereto, including patents to be obtained by any non-provisional, continuation, continuation-in-part, division, renewal, substitute, re-issue or re- examination application, and extensions thereof.

(g)“Party” means either ECO or NB, with “Parties” meaning both.

(h)“Territory” means the entire world.

(i)“Water Extraction IP” means the Owned Patent, the Know-how, the HD IP, and the Improved IP as applied to the extraction of oil, cannabinoids, terpenes, and other compounds from cannabis sativa, cannabis indica, and cannabis ruderalis, including marijuana and hemp, but only where such processing and extraction is accomplished primarily with water and without organic solvents.

2License Grants

(a)Subject to all the terms and conditions of this Agreement, ECO hereby grants to NB a paid-up, perpetual, non-exclusive license to the Water Extraction IP, within the Territory, but only within the NewBridge Field of Use.

(b)Subject to all the terms and conditions of this Agreement, ECO hereby grants to NB a limited term exclusive license to the Water Extraction IP, within the Territory, but only within the NewBridge Field of Use.

(c)The exclusive license of Section 2(b) shall have an initial term of two (2) years from the Effective Date. NB shall have the option to renew the exclusive license for two (2) successive additional terms of one (1) year each. NB shall exercise the renewal option by giving CWL written notice of NB’s intent to renew the license at least sixty (60) days prior to the expiration of the then current term. In consideration of each one-year renewal term, NB shall, at the beginning of such renewal term, issue ECO 250,000 shares of NB common stock at a par value of $0.0001 per share.

(d)The licenses granted in Sections 2(a) and 2(b) include the right to sublicense the rights granted therein.

(e)NB acknowledges ECO will assign the Owned Patent to CWL in conjunction with the joint venture between the Parties.

3Consideration

ECO conveys the licenses and other rights granted herein in consideration of NB’s obligation to transfer a certain number of shares of NB common stock to ECO as set out in the APA.

4Assignment

Neither Party shall have the right to assign its rights and obligations under this Agreement, except with the prior written consent of the other Party.

5Maintenance and Prosecution of Patents and Applications

CWL shall be responsible for maintaining the patents and prosecuting the patent applications related to the Owned Patent and Improved IP.

6NB Improvements to IP

Any improvements by NB to the Owned Patent, Know-how, HD IP, Improved IP, or Water Extraction IP shall be owned by CWL and NB agrees to promptly execute such documents reasonably necessary to evidence CWL’s ownership. NB shall ensure that all of its employees, contractors, and other agents working in the NewBridge Field of Use have a written obligation to assign to NB intellectual property related to the NewBridge Field of Use.

7Patent Enforcement

(a)Each Party shall promptly report in writing to the other Party any infringement or suspected infringement by a third party of the Owned Patent, the HD IP, the Know-how, or the Improved IP (collectively, the “Agreement Intellectual Property”), and, upon request shall provide the other Party with all available evidence in its possession supporting said infringement, suspected infringement or unauthorized use or misappropriation.

(b)The Party owning the Agreement Intellectual Property being infringed (“lead Party”) shall have the initial right to initiate an infringement suit or other appropriate action against any third party who at any time has infringed or is suspected of infringing any Agreement Intellectual Property. The lead Party shall give the other Party (“secondary Party”) sufficient advance written notice of its intent to initiate such action and the reasons therefore, and shall provide the secondary Party with an opportunity to make suggestions and comments regarding such action. The lead Party shall keep the secondary Party informed of the status of any such action. The lead Party shall have the sole and exclusive right to select counsel for and shall pay all expenses of such action. The secondary Party shall offer reasonable assistance to the lead Party in connection therewith, including becoming a party to the suit if necessary to maintain standing, at no charge to the lead Party except for reimbursement of reasonable out-of-pocket expenses. Any damages, profits or awards of whatever nature recovered from such action shall (i) first be used to reimburse the lead Party for its litigation expenses (including attorney fees), (ii) second be used to reimburse the secondary Party for its litigation expenses

(including attorney fees), and third, any remainder shall be divided between the Parties in proportion to their financial contribution to the litigation.

(c)In the event that the lead Party does not (a) secure cessation of the infringement, or (b) enter suit against the infringer within six (6) months of notice under Section 9(a) hereof, the secondary Party shall have the right to initiate an infringement suit or other appropriate action against the third party who has infringed or is suspected of infringing the Agreement Intellectual Property. The secondary Party shall give the lead Party sufficient advance written notice of its intent to initiate such action and shall provide the lead Party with an opportunity to make suggestions and comments regarding such action. The secondary shall keep the lead Party informed of the status of any such action. The secondary party shall have the sole and exclusive right to select counsel for and shall pay all expenses of such action. The lead Party shall offer reasonable assistance to the secondary Party in connection therewith, including becoming a party to the suit if necessary to maintain standing, at no charge to the secondary Party except for reimbursement of reasonable out-of-pocket expenses. The secondary Party may settle any such action in its sole discretion. Any damages, profits or awards of whatever nature recovered from such action shall (i) first be used to reimburse the secondary Party for its litigation expenses (including attorney fees), (ii) second be used to reimburse the lead Party for its litigation expenses (including attorney fees), and third, any remainder shall be divided between the Parties in proportion to their financial contribution to the litigation.

8Termination.

This Agreement may be terminated by one of the Parties (hereinafter “Aggrieved Party”) in the event the other Party (hereinafter “Defaulting Party”) is in default of its obligations under this Agreement, and if after notice as provided for in this Agreement, the Defaulting Party has failed to cure the breach within thirty (30) days of receipt of notice of the breach. Upon learning of a breach of this Agreement, the Aggrieved Party shall notify the Defaulting Party in accordance with Section 9 that it is in breach of this Agreement, and in said notice shall provide sufficient detail so that the Defaulting Party is aware of the nature of the default.

9Notices

All notices or other communications under this Agreement shall be in writing and shall be deemed received either (i) the day of transmission if delivered by facsimile with confirmation receipt or by email, provided that an original or copy of the notice is deposited the same day with the postal service, first class postage prepaid, or (ii) upon receipt if delivery by reputable overnight courier, if addressed as follows:

To NB:

Newbridge Global Ventures, Inc. 2545 Santa Clara Avenue Alameda, CA 94501

E-mail: bob@newbridgegv.com Attention: Chief Financial Officer

To CWL:

Either party may change its address for notice by giving written notice to the other party of such change in accordance with this Section 9.

10Independent Contractors.

The parties to this Agreement shall be independent contractors with respect to each other, and nothing in this Agreement shall create or constitute a joint venture, partnership, agency or any similar relationship between the parties.

11Governing Law; Jurisdiction; Venue

This Agreement shall be interpreted, administered, and enforced in all respects under the laws of the State of Delaware, without regard to its conflict of laws rules, and to the extent applicable, the patent laws of the United States of America. Each Party to this Agreement hereby (i) consents to submit himself, herself or itself to the personal jurisdiction of the state or U.S. federal courts located in Delaware, (ii) irrevocably agrees that all actions or proceedings arising out of or relating to this Agreement will be litigated in such courts and (iii) irrevocably agrees that he, she or it will not institute any Proceeding relating to this Agreement or any of the transactions contemplated hereby in any court other than such courts. Each party to this Agreement accepts for himself, herself or itself and in connection with his, her or its properties, generally and unconditionally, the exclusive jurisdiction and venue of the aforesaid courts and waives any defense of lack of personal jurisdiction or inconvenient forum or any similar defense, and irrevocably agrees to be bound by any non-appealable judgment rendered thereby in connection with this Agreement.

12Attorney Fees

In the event that either Party institutes any type of legal action for any dispute, breach or default of any of the provisions of this Agreement or for injunctive relief, then the prevailing Party in such legal action shall be entitled to recover reasonable attorney’s fees and court costs.

13Injunctive Relief

Each Party acknowledges that if it breaches a material obligation under this Agreement, the other Party shall have no adequate remedy in arbitration or at law and may seek such equitable relief, including but not limited to preliminary and permanent injunctive relief, without out the posting of bond or other surety. Nothing herein shall be construed as prohibiting either Party from pursuing any other remedy available at law or in equity for such breach or violation or threatened breach or violation of this Agreement. In particular, the obligations of this Agreement shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction.

14Binding Agreement

The rights and obligations of the parties to this Agreement shall be binding upon and enforceable by their respective heirs, successors and permitted assigns.

15Waiver or Modification

No waiver by either party of any breach, default or violation of any term, warranty, representation, agreement, covenant, condition or provision of this Agreement shall constitute a waiver of any subsequent breach, default, or violation of the same or other term, warranty, representation, agreement, covenant, condition or provision. No modification, amendment, extension, renewal, rescission, termination or waiver of any of the provisions contained in this Agreement, or any future representation, promise or condition in connection with the subject matter of this Agreement, shall be binding upon either party unless in writing and signed by both parties.

16Severability

Any provision of this Agreement which is invalid, prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective solely to the extent of such invalidity, prohibition or unenforceability without invalidating the remaining provisions hereof, and any such invalidity, prohibition or unenforceability in any such jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

17Construction

Titles or captions of sections contained in this Agreement have been inserted only as a matter of convenience and in no way define, limit, extend, describe or otherwise affect the scope or meaning of this Agreement or the intent of any provisions hereof. Reference to any person or item in this Agreement in the singular shall apply in the plural, and any reference to any persons or items in this Agreement in the plural shall apply in the singular.

18Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

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